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                                                                   EXHIBIT 3.3
                                  GUARANTY
                                  --------



          1.  OBLIGATIONS GUARANTEED. In consideration of the sum of Ten Dollars
              ----------------------
($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as well as for the purpose of inducing SOUTHTRUST BANK, N.A., a national banking association ("LENDER"), to extend
                                                        ------
credit or other financial accommodations to BRANDON S L WANG, an individual resident of London, England (the "BORROWER"), or to renew or extend in whole or
                                  --------
in part, any existing indebtedness of the Borrower to Lender, and in consideration thereof, the undersigned, ASSOCIATED HYGIENIC PRODUCTS LLC, a Wyoming limited liability company (called herein the "GUARANTOR"), promises and
                                                      ---------
agrees to pay to Lender, its successors and assigns, endorsees or transferees, when due, whether by acceleration or otherwise, and at all times thereafter, all obligations, liabilities and indebtedness of the Borrower to Lender, whether now existing or hereafter coming into existence, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, due or to become due, or as maker, endorser, guarantor, surety or otherwise and all renewals and extensions thereof, in whole or in part (collectively, the "OBLIGATIONS"), including, without limitation: (i) the debt
                    -----------    ------------------------------
("TERM LOAN"), being evidenced by that certain Term Note, dated on, about or
  ---------
subsequent to the date hereof, payable to the order of Lender, in the original principal amount of Fifteen Million Dollars ($15,000,000), as it may be amended, modified, renewed or extended from time to time, issued by Borrower pursuant to the Loan Agreement, dated as of August 19, 1997, between Borrower and Lender (as amended or modified from time to time, the "LOAN AGREEMENT"); and (ii) any and
                                            --------------
all other "Obligations" of Borrower to Lender arising under or pursuant to the Loan Agreement (as that term is defined therein). For purposes of this Guaranty, the term "Obligations" shall include, without limitation, all debts, liabilities and obligations of the Borrower to Lender, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall impair or affect the obligations and liabilities of the Guarantor hereunder. Without limiting the generality of the foregoing, this instrument covers all Obligations to Lender purporting to be made on behalf of Borrower by any officer or agent of the same, without regard to the actual authority of such officer or agent. The Guarantor acknowledges receipt of a copy, as signed (or in substantially the form to be signed), of the Loan Agreement and each promissory note executed pursuant thereto and described hereinabove; and agrees to abide by those provisions thereof (if any) pertaining to the Guarantor so long as this Guaranty remains effective. The Guarantor further agrees to pay to Lender all expenses (including, but not limited to, attorney's fees) paid or incurred by Lender in endeavoring to collect upon the Obligations, or any part thereof, and in enforc-
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ing this Guaranty. Without limiting the generality, of any of the foregoing provisions, upon the occurrence of any "Event of Default," as that term is defined in the Loan Agreement (herein, an "Event of Default"), the Guarantor
                                           ----------------
shall pay to Lender upon demand the full amount of the Obligations for which the Guarantor is liable hereunder.


          2.   ABSOLUTE AND UNCONDITIONAL LIABILITY. This Guaranty is
               ------------------------------------
continuing, absolute and unconditional and shall remain in full force and effect as to the Guarantor, subject to discontinuance as to the Guarantor only as follows: the Guarantor, and any person duly authorized and acting on behalf of the Guarantor, may give written notice to Lender of discontinuance of this Guaranty as to the Guarantor, but no such notice shall be effective in any respect unless and until it is actually received by Lender and no such notice shall affect or impair the liabilities hereunder of the Guarantor with respect to any of the Obligations existing at the date of receipt of such notice by Lender, any renewals or extensions of such of the Obligations (whether such renewals or extensions are made before or after receipt of such notice by Lender), any interest on such of the Obligations or any expenses paid or incurred by Lender in endeavoring to collect such of the Obligations, or any part thereof, and in enforcing this instrument against the Guarantor. Any such notice of discontinuance by or on behalf of any one Guarantor (if there be more than one) shall not affect or impair the liabilities and obligations hereunder of any other Guarantor.


          3.   BENEFIT TO GUARANTOR. The Guarantor expressly represents and
               --------------------
acknowledges that any extensions of credit or other financial accommodations made by Lender to the Borrower, whether heretofore, now or hereafter made, are and will be to the direct and material interest and benefit of the Guarantor as an affiliate of Borrower. Without limitation of the foregoing, Guarantor acknowledges that the entire proceeds of the Term Loan, when made to Borrower, shall be paid over and delivered to Guarantor in repayment of certain debt(s) owing by Borrower and/or his affiliates to Guarantor in such amount.


          4.   RIGHTS OF LENDER. The Guarantor hereby consents and agrees that
               ----------------
Lender may, at any time and from time to time, without notice to the Guarantor:
(a) retain or obtain from Borrower or any other party or parties, at any time, a security interest, lien, title or other interest in any property, whether real, personal, mixed, intangible, or chooses in action, of such party to secure any of the Obligations or any liability hereunder (the "Collateral"); (b) retain or
                                                    ----------
obtain the primary or secondary liability of any party or parties, in addition to the Guarantor, with respect to any of the Obligations; (c) extend or renew for any period (whether or not longer than the original period), alter, modify, or exchange, any of the Obligations, or any writing evidencing the Obligations, or any of them; (d) release, discharge, compromise, or enter into any accord and satisfaction with respect to the Collateral, or any part thereof, any liability of any other Guarantor hereunder, or any liability of any other party or parties primarily or secondarily liable on any of the Obligations; (e) release

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or surrender the Collateral or any interest Lender may have in any of the
Collateral, with or without consideration, or exchange or substitute for the Collateral, or any part thereof, any other security of like kind, or of any kind; or (f) resort to or bring suit against any one Guarantor for payment of any of the Obligations, whether or not Lender shall have resorted to or brought suit against any other Guarantor of the Obligations, or any other party primarily or secondarily liable on any of the Obligations, and whether or not Lender shall have exhausted its rights or remedies against any of the foregoing.


          5.   WAIVERS BY GUARANTOR. The Guarantor hereby expressly waives: (a)
               --------------------
notice of acceptance of this Guaranty; (b) notice of the existence or creation of all or any of the Obligations; (c) notice of any default, nonpayment, partial payment, presentment, demand, and all other notices whatever; (d) any invalidity or disability in whole or in part at the time of its acceptance or at any other time with respect to the Collateral, or any part thereof, as well as with respect to the liability of any party including any party who is or becomes primarily or secondarily liable on the Obligations; (e) the fact that the Collateral or any part thereof may at any time or from time to time be in default or be incorrectly estimated or deteriorate in value for any cause whatsoever; (f) all diligence by Lender in collection or protection of or realization upon the Collateral, the Obligations, or any part thereof, any liability hereunder, any liability of any party primarily or secondarily labile on the Obligations, or any security for any of the foregoing; (g) any duty or obligation on the part of Lender to ascertain the extent or nature of the Collateral, or any part thereof, or any insurance or other rights respecting the Collateral, or the liability of any party primarily or secondarily liable on the Obligations, as well as any duty or obligation on the part of Lender to take any steps or action to safeguard, protect, deal with, handle, obtain or convey information respecting, or otherwise follow in any manner, the Collateral or any part thereof, or such insurance, other rights, or security; (h) any duty or obligation on Lender to proceed to collect the Obligations from, or to commence an action against, the Borrower, despite any notice or request of the Guarantor to do so; and (i) any and all rights of subrogation, indemnity, reimbursement or other, similar rights to enforce any remedy which the Guarantor, as subrogee, assignee or otherwise of the Lender, now has or may hereafter have, but for this provision, against the Borrower, and any benefit of, and any right to participate in, any security now or hereafter held by the Lender for the Obligations, unless and until all Obligations have been fully paid and satisfied.


          6.   NO RELEASE OR WAIVER. The liability and obligations of the
               --------------------
Guarantor hereunder shall not be released, impaired or affected in any manner by reason of: (a) the taking of any action consented to or permitted by the Guarantor herein or otherwise, or (b) the failure of Lender to take any action, or the existence of any condition, hereinabove waived. In addition to the foregoing, no delay or failure on the part of Lender in the exercise

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of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.


          7.   SUBORDINATION. The Guarantor subordinates to the Obligations of
               -------------
the Borrower to the Lender any right, remedy, title, interest or claim of the Guarantor against the Borrower, whether with respect to the payment of money or otherwise, as co-maker, surety, guarantor, indemnitee, subrogee or otherwise, and whether now or hereafter held by, owing to, assigned to or arising in favor of the Guarantor as against the Borrower if and to the extent not herein waived by the Guarantor (herein called a "Claim"), and agrees that any such Claim, to
                                   -----
the extent hereafter collected, enforced or received by the Guarantor upon and after the occurrence of an Event of Default, shall be collected, enforced and received by the Guarantor as trustee for the Lender and be paid over to the Lender on account of the Obligations of the Borrower to the Lender forthwith; and the Guarantor further agrees, in connection therewith, that in the event of any distribution, division or application, partial or complete, voluntary or involuntary by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof to the creditors of the Borrower, or upon any indebtedness of the Borrower, by reason of dissolution, liquidation or other winding up of the Borrower or its business, or compromise or settlement with its creditors, or any sale, receivership, insolvency or bankruptcy proceeding or assignment for the benefit of creditors, or any proceeding by or against the Borrower for any relief under any provisions of the Bankruptcy Code, then, and in any such event, any payment or distribution of any kind or character, which shall be payable or deliverable with respect to any and all Claims of the Guarantor against the Borrower, shall be paid or delivered directly to the Lender for application to the Obligations, due or not due, of the Borrower to the Lender until all such Obligations shall have been first and fully and indefeasibly been paid and satisfied; the Guarantor hereby sells, assigns, transfers and sets over to the Lender all of its rights to any and all such distributions and irrevocably appoints the Lender as its attorney-in-fact to make claim thereon (following an Event of Default) at its discretion.


          8.   ASSIGNMENT BY LENDER. Lender may, without notice of any kind,
               --------------------
sell, assign or transfer all or any of the Obligations, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such rights, power and benefits, but Lender shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guaranty for the benefit of Lender, as to so much of the Obligations as it has not sold, assigned or transferred.

                                      -4-
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           9.  APPLICATION OF FUNDS. Any amount received by Lender from whatever
               --------------------
source (including the Guarantor) and applied by it toward the payment of the Obligations shall be applied in such order of application as Lender may from time to time elect.


          10.  ACCEPTANCE OF PLANS. Lender may accept any payment, plan for
               -------------------
adjustment of debts, plan for reorganization or liquidation, or plan of composition or extension proposed by, or on behalf of, the Borrower without in any way affecting or discharging the liability of the Guarantor hereunder. If the Obligations are partially paid, the Guarantor shall remain liable for any balance of such Obligations. This instrument shall be revived and reinstated in the event that any payment received by Lender, or any of Lender's successors and assigns, endorsers or transferees, on any of the Obligations, is required to be repaid or rescinded under present or future federal or state law or regulation relating to bankruptcy, insolvency, or other relief of debtors, to the same extent as if such payment had never been made, and the amount of such payment and interest thereon shall be part of the Obligations guaranteed hereby.


          11.   SUCCESSORS AND ASSIGNS. This Guaranty shall bind and inure to
                ----------------------
the benefit of Lender, its successors and assigns, and likewise shall bind and inure to the benefit of the Guarantor, and the heirs, executors, administrators, successors and assigns of the Guarantor. If more than one person shall execute this instrument, the term "Guarantor," shall mean, as used herein, all the parties executing this instrument and all such parties shall be liable JOINTLY AND SEVERALLY for each of the undertakings, agreements, obligations, covenants and liabilities provided for herein with respect to the Guarantor. This instrument contains the entire agreement and there is no understanding that any person other than the Guarantor named above shall execute this instrument.


          12.   GEORGIA LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN
                -----------
ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. WHERESOEVER POSSIBLE EACH PROVISION OF THIS GUARANTY SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS INSTRUMENT SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS GUARANTY.


          13.   JURISDICTION. THE GUARANTOR AGREES THAT ANY LEGAL ACTION OR
                ------------
PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR THE UNITED STATES DISTRICT COURT, NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, ALL AS LENDER MAY ELECT. BY EXECUTION OF THIS GUARANTY, THE GUARANTOR HEREBY

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SUBMITS TO EACH SUCH JURISDICTION, HEREBY EXPRESSLY WAIVING WHATEVER RIGHTS MAY
CORRESPOND TO HIM BY REASON OF HIS PRESENT OR FUTURE DOMICILE, AND AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON HIM BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE GUARANTOR CARE OF THE ADDRESS BELOW HIS SIGNATURE HERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED OR REQUIRED BY LAW. THE GUARANTOR FURTHER WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUCH PROCEEDINGS.


          14.   REPRESENTATIONS. The Guarantor represents and warrants that: (a)
                ---------------
the Guarantor has obtained all consents and approvals (if any) necessary to permit the execution, delivery and performance of this Guaranty; (b) the execution, delivery, and performance of this Guaranty by the Guarantor will not contravene, or cause a default to occur under, any agreement by which the Guarantor is bound; (c) the Guarantor is solvent; and (d) this Guaranty constitutes the legal, valid and binding obligations of the Guarantor to the Lender enforceable in accordance with its terms.


          15.   GUARANTOR'S LOAN AND SECURITY AGREEMENT. Guarantor hereby
                ---------------------------------------
acknowledges and agrees that the obligations of Guarantor hereunder constitute "Obligations" under that certain Loan and Security Agreement, dated as of December 16, 1996 (as amended or modified prior to the date hereof, concurrently herewith and, from time to time hereafter, the "GUARANTOR'S LOAN AGREEMENT"),
                                                --------------------------
between Guarantor and Lender, and that, for so long as this Guaranty remains in effect or Guarantor has any obligations hereunder, the Guarantor's Loan Agreement shall remain and full force and effect and Guarantor shall continue to be bound by all representations, warranties, covenants and other provisions thereof, notwithstanding that the "Revolving Line of Credit" may have been terminated and the "Revolving Advances" and the "Term Loan" (as such terms are defined therein) may have been paid in full.

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WITNESS the signature and seal of the Guarantor as of August 19, 1997.


                              ASSOCIATED HYGIENIC PRODUCTS LLC,
                              a Limited Liability Company       (SEAL)


                              By: /s/ Peter Chang
                                 ---------------------------------------
                                 Name:    Peter Chang
                                 Title:   President


                              Attest: /s/ Philip Leung
                                     -----------------------------------
                                 Name:    Philip Leung
                                 Title:   Secretary


                              Address for Notices:

                              c/o Associated Hygienic Products LLC
                              4455 River Green Parkway
                              Duluth, Georgia 30136

                                      -7-
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ACCEPTED:

"LENDER"

SOUTHTRUST BANK, N.A.



By: /s/ Barbara A. Gewert
   -----------------------------------
   Barbara A. Gewert, Vice President

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